SCHEDULE II
                    INFORMATION WITH RESPECT TO
         TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-NATL CONVENIENCE STR


THE GABELLI PERFORMANCE PARTNERSHIP

                    12/14/95           40,000-           27.0000


GABELLI FUNDS, INC.

          THE GABELLI CONVERTIBLE SECURITIES FUND

                    12/14/95           94,100-           27.0000


          GABELLI CAPITAL ASSET FUND

                    12/14/95            7,400-           27.0000


GAMCO INVESTORS, INC.

                    12/14/95           23,200-           27.0000
                    12/11/95           10,000-             *DO


GABELLI ASSOCIATES LTD

                    12/14/95           15,000-           27.0000


GABELLI ASSOCIATES FUND

                    12/14/95          115,000-           27.0000



(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.


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